UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 11, 2013

Apricus Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 300, San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 222-8041

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 11, 2013, NexMed (U.S.A.), Inc. (“NexMed”), a wholly-owned subsidiary of Apricus Biosciences, Inc. (the “Company”) and Esrog LLC, a Jack Breitkopf company (the “Purchaser”) closed the transaction to sell the Company’s real property located at 89 Twin Rivers Drive and 113 Milford Road, East Windsor, NJ (the “Property”) for a total of $4.125 million.

As previously reported on a Current Report on Form 8-K filed by the Company on January 3, 2013, on December 28, 2012, NexMed entered into a Real Estate Purchase Agreement (the “Purchase Agreement”) with the Purchaser whereby the Company agreed to sell the Property. A copy of the Purchase Agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 12, 2013	Apricus Biosciences, Inc.

	By:	/s/ Randy Berholtz
Randy Berholtz
Executive Vice President, General Counsel and Secretary

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